UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

__________________________________________

SCHEDULE 14A

__________________________________________

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Check the appropriate box:

CHARLES & COLVARD, LTD. (Name of Registrant as Specified in its Charter)

RIVERSTYX CAPITAL MANAGEMENT, LLC

RIVERSTYX FUND, LP

RIVERSTYX FUND GP, LLC

BENJAMIN O. FRANKLIN IV

MICHAEL R. LEVIN

LLOYD M. SEMS

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

Preliminary COPY subject to completion

DATED [__], 2025

Charles & Colvard, Ltd.

PROXY STATEMENT

OF

Riverstyx Capital Management, LLC

PLEASE SIGN, DATE AND MAIL THE ENCLOSED BLUE PROXY CARD TODAY

This proxy statement (this "Proxy Statement") is being furnished by Riverstyx Capital Management, LLC, a Florida limited liability company (together with Riverstyx Fund, LP, Riverstyx Fund GP, LLC, and Mr. Franklin, each as defined below, "Riverstyx", "we" or "us"), and the other participants in this solicitation named herein. Riverstyx is a significant investor in Charles & Colvard, Ltd., a North Carolina corporation (the "Company"), which collectively beneficially owns 232,206 common shares of the Company, including 200 common shares held in record name, representing approximately 7.4% of the Company's outstanding common shares as of August 28, 2025 and approximately 5.2% of the Company's purported outstanding common shares as of the date of this filing as a result of an extraordinarily dilutive stock issuance effected by the Company on August 29, 2025 that we expect to challenge in North Carolina state court prior to the meeting.

We are seeking your support for the election of our three (3) highly-qualified nominees to the Company's board of directors (the "Board") at the Company's annual meeting of the shareholders, currently scheduled to be held on October 13, 2025, at 9:30 a.m., local time, at 170 Southport Drive, Morrisville, North Carolina 27560 (including any and all adjournments, postponements, continuations or reschedulings thereof or any other meeting of shareholders held in lieu thereof, the "Annual Meeting"). Shareholders may participate via webcast at [__] or telephone at [__] passcode [__]. The Company has set the close of business on August 29, 2025, as the record date for the Annual Meeting (the "Record Date"). Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. According to the Company's proxy statement, as of the Record Date, there were [__] common shares outstanding.

Riverstyx is seeking your support at the Annual Meeting with respect to the following proposal (the "Proposal"), and to transact such other business that may properly come before the Annual Meeting:

1. To elect Riverstyx's three (3) director nominees, Benjamin O. Franklin IV, Michael R. Levin, and Lloyd M. Sems (each, a "Nominee" and, collectively, the "Nominees"), to the Board to hold office until the 2026 annual meeting of shareholders.

Based on the Company's proxy statement for the Annual Meeting and other public filings, we believe that the Board is currently comprised of five (5) directors, with all directors standing for election each year. Each class is elected for a term of one year, with the term of all of the directors expiring at each annual meeting of the shareholders. At the Annual Meeting, five directors are to be elected by holders of the Company's common shares, each for a one-year term expiring at the Company's 2026 annual meeting of shareholders.

Through this Proxy Statement and enclosed BLUE proxy card, we are soliciting proxies in support of the election of the Nominees to serve as directors of the Company. We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating and returning the enclosed BLUE proxy card today. This Proxy Statement and the enclosed BLUE proxy card are first being mailed to shareholders on or about September __, 2025.

Your vote to elect our Nominees will have the legal effect of replacing three
(3) incumbent directors. The names, backgrounds and qualifications of the Company's nominees, and other information about them, can be found in the Company's proxy statement. You may access the Company's proxy statement, when available, and any other relevant documents, without cost on the SEC's website at www.sec.gov.

As of the date hereof, Riverstyx Capital Management LLC, Riverstyx Fund, LP, Riverstyx Fund GP, LLC, and Benjamin O. Franklin IV ("Mr. Franklin"), Michael R. Levin ("Mr. Levin"), and Lloyd M. Sems ("Mr. Sems") (each, a "Participant" and collectively, the "Participants") collectively beneficially owned 232,316 common shares.

We urge you to sign, date and return the BLUE proxy card "FOR ALL" of the Nominees in Proposal 1). By returning the BLUE proxy card, you are authorizing Riverstyx to vote on your behalf, and if you do not indicate how you would like to vote, your vote will be counted "FOR ALL" of the Nominees in Proposal 1.

According to North Carolina law and the Company's 2011 Amended and Restated Bylaws (the "bylaws"), directors are elected by a plurality of the votes cast by the shares of common stock present in person or by proxy and entitled to vote in the election of directors. Shares that are withheld as to voting with respect to a director nominee and shares held of record by a broker, as nominee, that are not voted will not be counted for purposes of electing directors.

Riverstyx intends to deliver this Proxy Statement and the accompanying Form of BLUE proxy card to holders of at least the percentage of the Company's voting shares required under applicable law to elect the Nominees in Proposal 1 at the Annual Meeting and otherwise intends to solicit proxies or votes from shareholders of the Company in support of the nominations of the Nominees. This proxy solicitation is being made by Riverstyx and the Participants named herein, and not on behalf of the Board or management of the Company or any other third party. We are aware of three other matters to be brought before the Annual Meeting as described in the Company's proxy statement. On these matters, the persons named as proxies in the enclosed BLUE proxy card will vote on such matters in their discretion to the extent allowed by Rule 14a-4(c)(3) under the Exchange Act.

If you have already voted using the Company's white proxy card, you have every right to change your vote by completing and mailing the enclosed BLUE proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the BLUE proxy card. Importantly, only the latest validly executed proxy that you submit will be counted. In addition, any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under "Can I change my vote or revoke my proxy?" in the Questions and Answers section.

For instructions on how to vote, including the quorum and voting requirements for the Company and other information about the proxy materials, see the Questions and Answers section.

We urge you to promptly sign, date and return your BLUE proxy card.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvestorCom, toll free at (877) 972-0090 or collect at (203) 972-9300. This Proxy Statement and our BLUE proxy card are available at .

REASONS FOR THIS PROXY SOLICITATION

[__]

We recommend voting "FOR ALL" of Riverstyx's Nominees.

PROPOSAL 1: ELECTION OF DIRECTORS

According to the Company's proxy statement, the Board is currently comprised of five (5) directors, with each elected annually. Accordingly, there will be five
(5) directors elected by holders of common shares at the Annual Meeting.

We are soliciting proxies to elect the Nominees-Benjamin O. Franklin IV, Michael
R. Levin, and Lloyd M. Sems-to serve as directors with a term expiring at the 2026 annual meeting of shareholders (Proposal 1). If three (3) of the Nominees are elected, the Nominees would constitute a majority of the Board.

The Nominees, if elected, will serve a one-year term until the later of the 2026 annual meeting of shareholders, or until their successors have been duly elected and qualified as permitted by law. There is no assurance that any of the Company's nominees will serve as a director if one or more of the Nominees are elected to the Board.

If fewer than three (3) of the Nominees are elected, because the Nominees would only represent a minority of the members of the Board, there can be no assurance that they would be able to implement the actions that they believe are necessary to enhance shareholder value without the support of the other members of the Board.

The age and other information related to the Nominees shown below are as of the date of this Proxy Statement.

Our Nominees:

Mr. Sems has significant financial, accounting, investment, audit, and marketing expertise derived from positions with private and public operating companies and investment companies.

Mr. Levin has significant financial, accounting, investment, audit, and marketing expertise derived from positions with private and public operating companies and investment companies.

Mr. Franklin has significant financial, accounting, investment, audit, and marketing expertise derived from positions with private and public operating companies and investment companies.

The Nominees do not currently hold, and have not at any time held, any position with the Company.

The following table contains a summary of the total number of common shares beneficially owned by the Nominees as of the date hereof. The information in the following table has been furnished to us by the Nominees.

* Riverstyx is the beneficial owner of 232,206 common shares, 200 of which are held in record name. Riverstyx Capital Management, LLC is the investment manager of Riverstyx Fund, LP and, by virtue of that relationship, may be deemed to beneficially own the common shares beneficially owned by Riverstyx Fund, LP. Mr. Franklin is the principal of Riverstyx Capital Management, LLC and, by virtue of that relationship, Mr. Franklin may be deemed to beneficially own the 232,206 common shares beneficially owned by Riverstyx.

None of the organizations or corporations referenced above is a parent, subsidiary, or other affiliate of the Company. We believe that, if elected, the Nominees will be considered independent directors of the Company under paragraph
(a)(1) of Item 407 of Regulation S-K. In addition, we believe that the Nominees are not and will not be "interested persons" of the company within the meaning of the federal securities laws.

There are five (5) director seats up for election at the Annual Meeting that will be voted on by the holders of common shares. Shareholders voting on the BLUE proxy card will only be able to vote to fill three (3) of such seats. We refer shareholders to the Company's proxy statement for the names, background, qualifications, and other information concerning the Company's director nominees. The Company's Proxy Statement and form of proxy will become available free of charge on the SEC's website at www.sec.gov.

If elected or appointed, the Nominees will be entitled to such compensation from the Company as is consistent with the Company's practices for services of non-employee directors. The Nominees will not receive any compensation from Riverstyx for their services as directors of the Company if elected or for any other reason.

Other than as stated herein, there are no arrangements or understandings between or among any of the Participants or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each of the Nominees to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the Annual Meeting.

The Nominees have agreed to being nominated as nominees in this Proxy Statement and have confirmed their willingness to serve on the Board if elected. We do not expect that the Nominees will be unable to stand for election, but, in the event that a Riverstyx Nominee is unable to or for good cause will not serve, the common shares represented by the BLUE proxy card will be voted for a substitute candidate selected by Riverstyx, a right that Riverstyx has reserved in its nomination notice. In the case of any of the foregoing, Riverstyx will give prompt written notice to the Company if it chooses to nominate any such additional or substitute nominee and Riverstyx will file and deliver supplemental proxy materials, including a revised proxy card, disclosing the information relating to such additional person that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Section 14 of the Exchange Act. If Riverstyx determines to add nominees, whether because the Company expands the size of the Board subsequent to the date of this Proxy Statement or for any other reason, Riverstyx will supplement this Proxy Statement.

Vote Required.

According to the Company's bylaws and proxy statement, directors will be elected by a plurality of the votes cast at the Annual Meeting. Under plurality voting, each candidate for a particular board seat who receives the most votes cast for his or her election at the Annual Meeting will be elected as a director. Broker non-votes will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

We urge you to sign and return our BLUE proxy card. If you have already voted using the Company's white proxy card, you have every right to change your vote by completing and mailing the enclosed BLUE proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the BLUE proxy card. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under "Can I change my vote or revoke my proxy?". If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvestorCom, toll free at (877) 972-0090 or collect at (203) 972-9300.

We Recommend a Vote FOR ALL of the Nominees for election at the ANNUAL Meeting on the BLUE proxy card.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Who is entitled to vote?

Only holders of common shares at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Shareholders who sold their common shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such common shares. Shareholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such common shares after the Record Date (unless they also transfer their voting rights as of the Record Date).

How do I vote my shares?

Common shares held in record name. If your common shares are registered in your own name, please vote today by signing, dating and returning the enclosed BLUE proxy card in the postage-paid envelope provided. Execution and delivery of a proxy by a record holder of common shares will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise.

Common shares beneficially owned or held in "street" name. If you hold your common shares in "street" name with a broker, bank, dealer, trust company or other nominee, only that nominee can exercise the right to vote with respect to the common shares that you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your broker, bank, dealer, trust company or other nominee to vote FOR the Nominees. Please follow the instructions to vote provided on the enclosed BLUE voting instruction form. If your broker, bank, dealer, trust company or other nominee provides for proxy instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed BLUE voting instruction form. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions by emailing them to or mailing them to Riverstyx Capital Management, LLC, c/o InvestorCom, 19 Old Kings Highway S., Suite 130, Darien, CT 06820, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Note: Common shares represented by properly executed BLUE proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, FOR ALL of Riverstyx's Nominees and AGAINST ALL of the Company's nominees.

How should I vote on the Proposals?

We recommend that you vote your shares on the BLUE proxy card as follows:

"FOR ALL" of the Nominees standing for election to the Board named in this Proxy Statement (Proposal 1(a)).

The Participants intend to vote all of their common shares "FOR ALL" of the Nominees in Proposal 1.

How many shares must be present to hold the Annual Meeting?

On August 13, 2025, North Carolina Chief Business Court Judge Michael L. Robinson entered an Order directing the Company to hold its Annual Meeting on Monday October 13, 2025 (the "Order"). Pursuant to the Order, for purposes of this Annual Meeting only, the number of shares represented by shareholders who appear at the Annual Meeting, in person or by proxy, will represent a quorum. For information on the treatment of abstentions and broker non-votes, if any, in connection with the Annual Meeting, please see the Company's proxy statement.

What vote is needed to approve the Proposals?

Proposal 1 - Election of Directors. According to North Carolina law and the Company's bylaws and proxy statement, directors will be elected by a plurality of the votes cast at the Annual Meeting. Under plurality voting, each candidate for a particular board seat who receives the most votes cast for his or her election at the Annual Meeting will be elected as a director. Broker non-votes will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

THE ONLY WAY TO SUPPORT ALL OF THE NOMINEES FOR ELECTION AT THE ANNUAL MEETING IS TO SUBMIT YOUR VOTING INSTRUCTIONS "FOR ALL" OF THE NOMINEES ON THE ENCLOSED BLUE PROXY CARD. PLEASE DO NOT SIGN OR RETURN A WHITE PROXY CARD FROM THE COMPANY, EVEN IF YOU INSTRUCT TO "ABSTAIN" YOUR VOTES. DOING SO WILL REVOKE ANY PREVIOUS VOTING INSTRUCTIONS YOU PROVIDED ON THE BLUE PROXY CARD.

What should I do if I receive a proxy card from the Company?

You may receive proxy solicitation materials from the Company, including an opposition proxy statement and a white proxy card. We are not responsible for the accuracy of any information contained in any proxy solicitation materials used by the Company or any other statements that it may otherwise make.

We recommend that you discard any proxy card that may be sent to you by the Company. Voting "ABSTAIN" or "AGAINST" on its white proxy card is not the same as voting for the Nominees because a vote on the Company's white proxy card will revoke any previous voting instructions that you submitted on the BLUE proxy card. If you have already voted using the Company's white proxy card, you have every right to change your vote by using the enclosed BLUE proxy card by signing, dating and returning the enclosed BLUE proxy card in the postage-paid envelope provided. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions below under "Can I change my vote or revoke my proxy?"

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvestorCom. Shareholders may call toll free at (877) 972-0090 or collect at (203) 972-9300.

Can I change my vote or revoke my proxy?

If you are the shareholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Annual Meeting. Proxies may be revoked by any of the following actions:

signing, dating and returning the enclosed BLUE proxy card in the postage-paid envelope provided or signing, dating and returning a white proxy card (the latest dated proxy is the only one that counts);

delivering a written revocation to the secretary of the Company at Charles & Colvard, Ltd., 170 Southport Drive, Morrisville, North Carolina, 27560; or

attending the Annual Meeting and voting by ballot in person (or virtually) (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If your shares are held in a brokerage account by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank, or other nominee. If you attend the Annual Meeting and you beneficially own common shares but are not the record owner, your mere attendance at the Annual Meeting WILL NOT be sufficient to revoke any previously submitted proxy card. You must have written authority from the record owner to vote your shares held in its name at the meeting in the form of a "legal proxy" issued in your name from the bank, broker, or other nominee that holds your shares. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvestorCom, toll free at (877) 972-0090 or collect at (203) 972-9300.

IF YOU HAVE ALREADY VOTED USING THE COMPANY'S WHITE PROXY CARD, WE URGE YOU TO REVOKE IT BY FOLLOWING THE INSTRUCTIONS ABOVE. Although a revocation is effective if delivered to the Company, we request that a copy of any revocation be mailed to Riverstyx Capital Management, LLC, c/o InvestorCom, 19 Old Kings Highway S., Suite 130, Darien, CT 06820, so that we will be aware of all revocations.

Who is making this Proxy Solicitation and who is paying for it?

The solicitation of proxies pursuant to this proxy solicitation is being made by the Participants. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person or by advertisements. Riverstyx will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Riverstyx will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the common shares they hold of record. Riverstyx will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that certain regular employees of Riverstyx will also participate in the solicitation of proxies in support of the Nominees. Such employees will receive no additional consideration if they assist in the solicitation of proxies.

Riverstyx has retained InvestorCom to provide solicitation and advisory services in connection with this solicitation. InvestorCom will be paid a fee not to exceed [$_______] based upon the campaign services provided. In addition, Riverstyx will advance costs and reimburse InvestorCom for reasonable out-of-pocket expenses and will indemnify InvestorCom against certain liabilities and expenses, including certain liabilities under the federal securities laws. InvestorCom will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that InvestorCom will employ approximately 25 persons to solicit the Company's shareholders as part of this solicitation. InvestorCom does not believe that any of its owners, managers, officers, employees, affiliates or controlling persons, if any, is a "participant" in this proxy solicitation.

The entire expense of soliciting proxies is being borne by Riverstyx. Costs of this proxy solicitation are currently estimated to be up to $250,000. We estimate that through the date hereof, Riverstyx's expenses in connection with the proxy solicitation are approximately $[__]. Riverstyx does not intend to seek reimbursement of these costs from the Company.

What is Householding of Proxy Materials?

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. Some banks and brokers with account holders who are shareholders of the Company may be householding our proxy materials.

Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker and direct your request to the Company at [__], or by calling toll free at [__].

Because Riverstyx has initiated a contested proxy solicitation, we understand that banks and brokers with account holders who are shareholders of the Company will not be householding our proxy materials.

Where can I find additional information concerning the Company?

Pursuant to Rule 14a-5(c) promulgated under the Exchange Act, we have omitted from this Proxy Statement certain disclosure required by applicable law to be included in the Company's definitive proxy statement in connection with the Annual Meeting. Such disclosure includes information regarding securities of the Company beneficially owned by the Company's directors, nominees and management; the Audit Committee of the Board; certain shareholders' beneficial ownership of more than 5% of the Company's voting securities; information concerning the Company's directors; information concerning executive compensation; and information concerning the procedures for submitting shareholder proposals and director nominations intended for consideration at the 2026 annual meeting of shareholders and for consideration for inclusion in the proxy materials for that meeting. We take no responsibility for the accuracy or completeness of any information that we expect to be contained in the Company's definitive proxy statement. Except as otherwise noted herein, the information in this Proxy Statement concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information.

This Proxy Statement and all other solicitation materials in connection with this proxy solicitation will be available on the internet, free of charge, on the SEC's website at https://www.sec.gov/edgar.

CONCLUSION

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating and returning the enclosed BLUE proxy card today.

Thank you for your support,

RIVERSTYX CAPITAL MANAGEMENT, LLC

RIVERSTYX FUND, LP

RIVERSTYX FUND GP, LLC

BENJAMIN O. FRANKLIN IV

MICHAEL R. LEVIN

LLOYD M. SEMS

_____, 2025

ANNEX I: INFORMATION ON THE PARTICIPANTS

Beneficial Ownership and Other Information

This proxy solicitation is being made by the Participants. As of the date of this Proxy Statement, the Participants may be deemed to "beneficially own" (such term as used in Schedule 14A within the meaning of Rule 13d-3 or Rule 16a-1 under the Exchange Act for the purposes of this Annex I) 232,316 common shares in the aggregate, representing 7.4% of the outstanding common shares. The percentage used herein is based upon 3,118,273 common shares outstanding as of March 25, 2025, as disclosed in the Company's Form 10-K, filed with the SEC on April 3, 2025.

Of the 232,316 common shares owned in the aggregate by the Participants as of the date hereof, such common shares may be deemed to be beneficially owned as follows:

Except as otherwise disclosed herein, none of the Participants beneficially own any common shares or any other securities of the Company, and do not have any substantial interest in the Company.

The principal business of Riverstyx Fund, LP ("Riverstyx Fund") is investing in securities. The principal business of Riverstyx Capital Management, LLC is serving as the investment manager of Riverstyx Fund. The principal occupation and business address of each of the Nominees are disclosed in the section of this Proxy Statement titled "PROPOSAL 1: ELECTION OF DIRECTORS".

Transactions by the Participants with respect to the Company's securities

The following tables set forth all transactions effected during the past two years by Riverstyx with respect to common stock of the Company. The common shares reported herein are held in cash accounts or margin accounts in the ordinary course of business. Unless otherwise indicated, all transactions were effected on the open market.

Riverstyx

IMPORTANT

Tell your Board what you think! YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own. Please give us your vote "FOR" the Nominees by taking three steps:

SIGNING the enclosed BLUE proxy card,

DATING the enclosed BLUE proxy card, and

MAILING the enclosed BLUE proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares are held in the name of a broker, bank, bank nominee or other institution, only it can vote your shares and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. You may also vote by signing, dating and returning the enclosed BLUE voting instruction form in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a BLUE voting instruction form to be issued representing your shares.

By returning the BLUE proxy card, you are authorizing Riverstyx to vote on your behalf, and if you do not indicate how you would like to vote, your vote will be counted "FOR ALL" of the Nominees in Proposal 1.

After signing the enclosed BLUE proxy card, DO NOT SIGN OR RETURN THE COMPANY'S WHITE PROXY CARD UNLESS YOU INTEND TO CHANGE YOUR VOTE, because only your latest dated proxy card will be counted.

If you have previously signed, dated and returned a white proxy card to the Company, you have every right to change your vote. Only your latest dated proxy card will count. You may revoke any proxy card already sent to the Company by signing, dating and mailing the enclosed BLUE proxy card in the postage-paid envelope provided or by voting by telephone or Internet. Any proxy may be revoked at any time prior to the Annual Meeting by delivering a written notice of revocation or a later dated proxy for the Annual Meeting to the secretary of the Company or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute a revocation.

If you have any questions concerning this Proxy Statement, would like to request additional copies of this Proxy Statement, or need help voting your shares, please contact our proxy solicitor:

19 Old Kings Highway S., Suite 130 Darien, CT 06820 Shareholders Call Toll-Free at: (877) 972-0090 E-mail:

PRELIMINARY COPY SUBJECT TO COMPLETION